UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2005

PROGRESS ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)
1-15929		56-2155481

(Commission File Number)		(IRS Employer Identification No.)
410 S. Wilmington Street, Raleigh, North Carolina		27601-1748

(Address of Principal Executive Offices)		(Zip Code)
919-546-6111

(Registrant's Telephone Number, Including Area Code)
None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2005, Progress Energy, Inc.’s (the “Company”) board of directors approved an amendment (the “Amendment”) to the Non-Employee Director Stock Unit Plan (the “Plan”) effective January 1, 2006. The material Plan changes included in the Amendment (i) change the date of the allocation of the annual stock unit grant to participants’ accounts from the date of the Company’s annual meeting of shareholders to the first business day in January of each year; and (ii) eliminate the requirement that, to be eligible to receive an annual stock unit grant, a participant must have served on the board of directors for one year.

The Plan’s participants include each member of the Company’s board of directors who is not an employee of the Company. The amended and restated Plan is attached as Exhibit 10 to this Form 8-K.

This combined report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this document that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10	Progress Energy, Inc.'s Amended and Restated Non-Employee Director Stock Unit Plan effective January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC., Registrant By: /s/ Jeffrey M. Stone Jeffrey M. Stone Controller (Chief Accounting Officer)

Date: December 15, 2005